Date and Time: September 1, 2010 02:05 PM Pacific Time

	Mailing Address:	Location:
Ministry	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
of Finance	Victoria BC V8W 9V3	Victoria BC
BC Registry Services	www.corporateonline.gov.bc.ca	250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 1, 2010 01:58 PM Pacific Time Incorporation Number: BC0300709 Recognition Date: Incorporated on November 21, 1985

NOTICE OF ARTICLES

Name of Company:
GOLDEN QUEEN MINING CO. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
GUTRATH, GORDON

Mailing Address:	Delivery Address:
4482 QUESNEL DRIVE	4482 QUESNEL DRIVE
VANCOUVER BC V6L2X6	VANCOUVER BC V6L2X6

BC0300709 Page: 1 of 2

Last Name, First Name, Middle Name:
KLINGMANN, H. LUTZ

Mailing Address:	Delivery Address:
6411 IMPERIAL AVE	6411 IMPERIAL AVE
WEST VANCOUVER BC V7W1J5	WEST VANCOUVER BC V7W1J5

Last Name, First Name, Middle Name:
SHYNKARYK, CHESTER

Mailing Address:	Delivery Address:
4690-55B STREET	4690-55B STREET
DELTA BC V4K3B7	DELTA BC V4K3B7

Last Name, First Name, Middle Name:
THOMPSON, EDWARD G.

Mailing Address:	Delivery Address:
111 MOORE AVE	111 MOORE AVE
TORONTO ON M4T1V7	TORONTO ON M4T1V7

Last Name, First Name, Middle Name:
CLAY, THOMAS

Mailing Address:	Delivery Address:
188 OLD STREET ROAD	188 OLD STREET ROAD
PETERBOROUGH NH 03458	PETERBOROUGH NH 03458
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	150,000,000	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

BC0300709 Page: 2 of 2